OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Jul-00


                                    Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------

Beginning                                                                            Ending           Scheduled
Principal           Scheduled       Prepaid          Liquidated      Contracts       Principal        Gross          Servicing
Balance             Principal       Principal        Principal       Repurchased     Balance          Interest       Fee
------------------------------------------------------------------------------------------------------------------------------------
318,088,741.15    (300,726.61)     (1,127,834.02)    (125,026.03)         0.00      316,535,154.49    2,665,526.21       265,073.95
====================================================================================================================================

        Scheduled                                                  Amount
        Pass Thru             Liquidation       Reserve            Available for         Limited             Total
        Interest              Proceeds          Fund Draw          Distribution          Guarantee           Distribution
-------------------------------------------------------------------------------------------------------------------------------
         2,400,452.26         80,042.68               0.00          4,174,129.52                0.00      4,174,129.52
===============================================================================================================================



                                               Certificate Account
------------------------------------------------------------------------------------------------------------------------------------
        Beginning                          Deposits                                            Investment              Ending
         Balance               Principal            Interest           Distributions            Interest               Balance
------------------------------------------------------------------------------------------------------------------------------------
      1,542,286.20            1,533,752.55          2,760,903.83        (4,639,777.99)              5,744.83          1,202,909.42
====================================================================================================================================

 ----------------------------------------------------------------------------------


       Beginning              Recovered            Current            Ending
        Balance               Advances            Advances           Balance
 ----------------------------------------------------------------------------------
        1,344,619.99         -1,305,332.26      1,391,465.67       1,430,753.40
 ==================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                       July-00


Class B Crossover Test
------------------------------------------------------------------------

(a) Remittance date on or after October 2004


(b) Average 60 day Delinquency rate <=              5.5%




(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Oct. 2004 - Mar. 2006               7%
                April 2006 - Mar. 2007              8%
                April 2007 - Sept. 2008             9.5%
                Oct. 2008 and After                 10.5%


(e) Current realized loss ratio <=                  3.00%

(f) Does subordinated cert. percentage equal or
     exceed                                         41.618%
     of stated scheduled pool balance

                Beginning M balances                                          32,844,000.00

                Beginning B balances                                          32,023,000.00

                Overcollateralization                                         11,495,849.57
                                                                        --------------------
                                                                              76,362,849.57
                Divided by beginning pool
                balance                                                      318,088,741.15
                                                                        --------------------
                                                                                    24.007%
                                                                        ====================


Test Met?         Average 60 day delinquency ratio:
---------------

      N                                       Over 60s           Pool Balance              %
                                         ------------------------------------------------------------

      Y           Current Mo                   7,355,847.61         316,535,154.49       2.32%
                  1st Preceding Mo             4,112,142.61         318,088,741.15       1.29%
                  2nd Preceding Mo             2,207,090.39         320,037,228.91       0.69%
                                                                        Divided by         3
                                                                                   ------------------
                                                                                         1.44%
                                                                                   ==================


      N
      N
      N
      N


      Y



                  Cumulative loss ratio:

                                          Cumulative losses              65,444.53
                                                            -----------------------
                  Divided by Initial Certificate Principal          328,440,849.57      0.020%
                                                                                   ==================




                  Current realized loss ratio:

      N                                  Liquidation                 Pool
                                               Losses              Balance
                                         ------------------------------------------
                  Current Mo                      44,983.35         318,088,741.15
                  1st Preceding Mo                20,461.18         320,037,228.91
                  2nd Preceding Mo                     0.00         322,919,398.73
                                         ------------------------------------------
                                                  65,444.53         320,348,456.26
                                                                                        0.082%
                                                                                   ==================



OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           Jul-00



                                                           Delinquency Analysis

                                               31 to 59 days            60 to 89 days        90 days and Over       Total Delinq.
               No. of     Principal                  Principal             Principal             Principal              Principal
               Loans      Balance           #         Balance         #     Balance         #     Balance         #      Balance
               ---------------------------------------------------------------------------------------------------------------------
Excluding Repos  6,315  313,999,648.82   198    7,443,262.85     61   2,138,482.63     57    2,830,508.32      316    12,412,253.80

          Repos     74    2,535,505.67     4      148,649.01     14     478,808.09     56    1,908,048.57       74     2,535,505.67
               ---------------------------------------------------------------------------------------------------------------------

          Total  6,389  316,535,154.49   202    7,591,911.86     75   2,617,290.72    113    4,738,556.89      390    14,947,759.47
               =====================================================================================================================

                                                                                                              6.1%            4.72%
                                                                                                          ==========================




                                                                             Repossession Analysis
                         Active Repos                    Reversal        Current Month
                         Outstanding                   (Redemption)         Repos                 Cumulative Repos
                           Principal                     Principal             Principal                 Principal
                  #        Balance           #            Balance      #       Balance          #         Balance
               -------------------------------------------------------------------------------------------------------
Excluding Repos  74      2,535,505.67        0             0.00      47       1,516,378.15     79        2,695,668.22

          Repos


          Total





OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                   Jul-00

REPOSSESSION LIQUIDATION REPORT



                                                 Liquidated
     Account                     Customer        Principal          Sales           Insur.          Total         Repossession
     Number                        Name           Balance          Proceeds        Refunds         Proceeds         Expenses
------------------------------------------------------------------------------------------------------------------------------------
          2127363 EDWARD C LEE                       18,814.06        18,900.00           0.00        18,900.00         6,417.00
          2115020 CHRISTOPHER A HARRIS               60,228.56        39,000.00         342.00        39,342.00         2,450.00
          2123958 CHRISTOPHER J DEVERS               23,627.47        24,900.00         211.33        25,111.33         6,597.00
          2133569 ROGER E ELLER                      22,355.94        24,900.00       1,090.50        25,990.50         6,597.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                          0.00             0.00           0.00             0.00             0.00
                                                                                                           0.00
                                                ------------------------------------------------------------------------------------
                                                    125,026.03       107,700.00       1,643.83       109,343.83        22,061.00
                                                ====================================================================================



                      Net                                                        Net               Current
     Account      Liquidation         Unrecov.          FHA Insurance         Pass Thru           Period Net         Cumulative
     Number        Proceeds           Advances            Coverage            Proceeds           Gain/(Loss)      Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------
          2127363      12,483.00            1,203.20                0.00           11,279.80            (7,534.26)
          2115020      36,892.00            3,321.88                0.00           33,570.12           (26,658.44)
          2123958      18,514.33            1,501.54                0.00           17,012.79            (6,614.68)
          2133569      19,393.50            1,213.53                0.00           18,179.97            (4,175.97)
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                0.00                0.00                0.00                 0.00
                            0.00                                                        0.00                 0.00
                  ------------------------------------------------------------------------------------------------
                       87,282.83            7,240.15                0.00           80,042.68           (44,983.35)       (65,444.53)
                  ==================================================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Jul-00

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                                             Beginning          Beginning
Senior                         Original Certificate          Certificate    Principal Shortfall   Current Principal       Current
Certificates                         Balance                 Balance          Carry-Over               Due           Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1                                   65,000,000.00          53,006,107.17         0.00         1,553,586.66         1,553,586.66

A-2                                   23,000,000.00          23,000,000.00         0.00                 0.00                 0.00

A-3                                   14,000,000.00          14,000,000.00         0.00                 0.00                 0.00

A-4                                   25,000,000.00          25,000,000.00         0.00                 0.00                 0.00

A-5                                  125,078,000.00         125,078,000.00         0.00                 0.00                 0.00

                               -----------------------------------------------------------------------------------------------------
Total Certificate Principal
     Bal.                            252,078,000.00         240,084,107.17         0.00         1,553,586.66         1,553,586.66
                               =====================================================================================================


                               Ending Principal        Principal               Ending                            Principal Paid
Senior                          Shortfall Carry-       Distribution          Certificate                            Per $1,000
Certificates                        Over                Amount               Balance          Pool Factor        Denomination
------------------------------------------------------------------------------------------
A-1                                   0.00                 0.00          51,452,520.51            79.15772%          23.90133

A-2                                   0.00                 0.00          23,000,000.00           100.00000%           0.00000

A-3                                   0.00                 0.00          14,000,000.00           100.00000%           0.00000

A-4                                   0.00                 0.00          25,000,000.00           100.00000%           0.00000

A-5                                   0.00                 0.00         125,078,000.00           100.00000%           0.00000

                               --------------------------------------------------------
Total Certificate Principal
     Bal.                             0.00                 0.00         238,530,520.51
                               ========================================================




                                                            Beginning      Beginning
Subordinate                    Original Certificate         Certificate    Principal Shortfall   Current Principal    Current
Certificates                   Balance                      Balance        Carry-Over            Due                  Principal Paid
                               -----------------------------------------------------------------------------------------------------

M-1                                   20,527,000.00          20,527,000.00         0.00                 0.00                 0.00
M-1 Outstanding Writedown                                             0.00

M-2                                   12,317,000.00          12,317,000.00         0.00                 0.00                 0.00
M-2 Outstanding Writedown                                             0.00

B-1                                   13,138,000.00          13,138,000.00         0.00                 0.00                 0.00
B-1 Outstanding Writedown                                             0.00

B-2                                   18,885,000.00          18,885,000.00         0.00                 0.00                 0.00
B-2 Outstanding Writedown                                             0.00

Excess Asset Principal Balance        11,495,849.57          13,137,633.98
                               -----------------------------------------------------------------------------------------------------

Total Excluding Writedown
     Balances                         76,362,849.57          78,004,633.98         0.00                (0.00)               (0.00)
                               =====================================================================================================

All Certificates Excluding
     Writedown Balances              328,440,849.57         318,088,741.15         0.00         1,553,586.66         1,553,586.66
                               =====================================================================================================


                                                                      Accelerated
                               Ending Principal     Current         Principal      Ending                           Principal Paid
Subordinate                    Shortfall Carry-     Writedown/      Distribution   Certificate                        Per $1,000
Certificates                   Over                 (Writeup)       Amount         Balance            Pool Factor    Denomination
                              ----------------------------------------------------------------------

M-1                                   0.00                 0.00                        20,527,000.00    100.00000%         0.00000
M-1 Outstanding Writedown                                  0.00                                 0.00

M-2                                   0.00                 0.00                        12,317,000.00    100.00000%         0.00000
M-2 Outstanding Writedown                                  0.00                                 0.00

B-1                                   0.00                 0.00                        13,138,000.00    100.00000%         0.00000
B-1 Outstanding Writedown                                  0.00                                 0.00

B-2                                   0.00                 0.00                        18,885,000.00    100.00000%        (0.00000)
B-2 Outstanding Writedown                                  0.00                                 0.00

Excess Asset Principal Balance                                               0.00      13,137,633.98
                              -----------------------------------------------------------------------------------------------------

Total Excluding Writedown
     Balances                         0.00                 0.00              0.00      78,004,633.98
                              ======================================================================

All Certificates Excluding
     Writedown Balances               0.00                 0.00              0.00     316,535,154.49
                              ======================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO.         MONTH                         Jul-00

CERTIFICATE INTEREST ANALYSIS


                                                                               Current
                   Pass         Beginning Carry-                             Carry-Over                             Ending
Senior            Through        Over Priority        Current Priority    Priority Interest                       Carry-Over
Certificates       Rate         Interest Balance      Interest Accrual         Accrual          Paid                Balance
                 -------------------------------------------------------------------------------------------------------------------

A-1                 6.77625%                   0.00            309,296.16              0.00       309,296.16                  0.00

A-2                  7.7650%                   0.00            148,829.17              0.00       148,829.17                  0.00

A-3                  7.9450%                   0.00             92,691.67              0.00        92,691.67                  0.00

A-4                  8.1500%                   0.00            169,791.67              0.00       169,791.67                  0.00

A-5                  8.1600%                   0.00            850,530.40              0.00       850,530.40                  0.00
                             ------------------------------------------------------------------------------------------------------

Total                                          0.00          1,571,139.07              0.00     1,571,139.07                  0.00
                             ======================================================================================================




                      Interest
                      Paid Per
Senior                  1000               Total Class
Certificates        Denomination          Distribution
                 -------------------------------------------

A-1                           4.75840          1,862,882.82

A-2                           6.47083            148,829.17

A-3                           6.62083             92,691.67

A-4                           6.79167            169,791.67

A-5                           6.80000            850,530.40
                                      ----------------------

Total                                          3,124,725.73
                                      ======================





                                                                               Current                                  Ending
                   Pass         Beginning Carry-                             Carry-Over                               Carry-Over
Subordinate       Through        Over Priority        Current Priority    Priority Interest  Priority Interest     Priority Interest
Certificates       Rate         Interest Balance      Interest Accured         Accured              Paid                Balance
                 -------------------------------------------------------------------------------------------------------------------
M-1                  8.3000%                   0.00            141,978.42              0.00           141,978.42               0.00


M-2                  8.2500%                   0.00             84,679.38              0.00            84,679.38               0.00


B-1                  8.2500%                   0.00             90,323.75              0.00            90,323.75               0.00

B-2                  8.0000%                   0.00            125,900.00              0.00           125,900.00               0.00

X                                      1,662,245.59            386,431.64              0.00           341,448.29       1,707,228.94

R                                              0.00                  0.00              0.00                 0.00               0.00

Service Fee          1.0000%                   0.00            265,073.95              0.00           265,073.95               0.00
                             -------------------------------------------------------------------------------------------------------

Total                                  1,662,245.59          1,094,387.14              0.00         1,049,403.79       1,707,228.94
                             =======================================================================================================

 All Certificates                      1,662,245.59          2,665,526.21              0.00         2,620,542.86       1,707,228.94
                             =======================================================================================================



                       Beginning                          Current                            Ending        Interest
                      Carry-Over         Current        Carry-Over                         Carry-Over      Paid Per
Subordinate            Writedown        Writedown        Writedown         Writedown       Writedown         1000       Total Class
Certificates         Int. Balance     Int. Accrued     Int. Accrued      Interest Paid    Int. Balance   Denomination  Distribution
                 -------------------------------------------------------------------------------------------------------------------
M-1                        0.00             0.00             0.00               0.00          0.00         6.91667      141,978.42


M-2                        0.00             0.00             0.00               0.00          0.00         6.87500       84,679.38


B-1                        0.00             0.00             0.00               0.00          0.00         6.87500       90,323.75

B-2                        0.00             0.00             0.00               0.00          0.00         6.66667      125,900.00

X                                                                                                                       341,448.29

R                                                                                                                             0.00

Service Fee                                                                                                             265,073.95
                 ----------------------------------------------------------------------------------                ----------------

Total                      0.00             0.00             0.00               0.00          0.00                    1,049,403.79
                 ==================================================================================                ================

 All Certificates          0.00             0.00             0.00               0.00          0.00                    4,174,129.52
                 ==================================================================================                ================


                                                                     Cumulative X Interest Shortfall                  1,707,228.94
                                                                     Cumulative Accelerated Prin. Disb.              (1,641,784.41)
                                                                                                                   ----------------
                                                                                                                         65,444.53
                                                                                                                  ================
